UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4740 Green River, Suite 106
Corona, CA 92880

(Address of principal executive offices) (Zip Code)

(949) 200-4613

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01.	Other Events.

On January 10, 2018, ADOMANI, Inc. (the “Company”) issued a press release announcing the closing on January 9, 2018 of a best efforts public offering of 3,666,667 Units at a public offering price of $3.00 per Unit (the “Offering”). For each Unit sold in the Offering, the Company issued to the purchaser one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and a warrant to purchase 1.5 shares of Common Stock at an exercise price of $4.50. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, the Company also issued to the placement agent and financial advisor for the Offering, respectively, warrants (the “Placement Agent Warrant”) to purchase an aggregate of 256,667 shares of Common Stock at an exercise price of $3.75.

The foregoing description of the Placement Agent Warrants is qualified in its entirety by reference to the complete text of the warrants, copies of which will be filed as exhibits to the Company’s next Annual Report on Form 10-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of ADOMANI, Inc., dated January 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: January 10, 2018	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of ADOMANI, Inc., dated January 10, 2018